UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 9, 2011
Date of Report (Date of earliest event reported)

MAX CASH MEDIA, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-148722	02-0811868
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

50 Brompton Road, Apt. 1X, Great Neck, NY  11021
(Address of principal executive offices)               (Zip Code)

(646) 303-6840
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This report contains “forward-looking statements.”  All statements other than statements of historical facts included in this report, including without limitation, statements regarding our financial position, estimated working capital, business strategy, the plans and objectives of our management for future operations and those statements preceded by, followed by or that otherwise include the words “believe,” “expects,” “anticipates,” “intends,” “estimates,” “projects,” “target,” “goal,” “plans,” “objective,” “should,” or similar expressions or variations on such expressions are forward-looking statements. We can give no assurances that the assumptions upon which the forward-looking statements are based will prove to be correct. Because forward-looking statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by the forward-looking statements.  There are a number of risks, uncertainties and other important factors that could cause our actual results to differ materially from the forward-looking statements, including, but not limited to: our ability to raise additional capital on acceptable terms; our ability to timely close on the proposed reverse merger with Prism Corporation; future economic conditions; political stability; and oil and gas prices.

Except as otherwise required by the federal securities laws, we disclaim any obligations or undertaking to publicly release any updates or revisions to any forward-looking statement contained in this Report to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

Item 1.01	Entry into a Material Definitive Agreement

The description of the Bridge Notes and the Bridge Loan (each as defined below) contained in Item 5.06 below and in in Item 1.01 of our Current Report on Form 8-K filed with the Securities and Exchange Commission on August 12, 2011, is incorporated herein by reference.  On August 18, 2011, Max Cash Media, Inc. (the “Company”) had a second closing of the Bridge Offering of $500,000 principal amount of Bridge Notes, on August 31, 2011, the Company had a third closing of the Bridge Offering of $250,000 principal amount of Bridge Notes, and on September 29, 2011, the Company had a fourth closing of the Bridge Offering of $250,000 principal amount of Bridge Notes.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure under Item 1.01 above relating to the Bridge Offering and the Bridge Notes is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The disclosure under Item 1.01 above relating to the Bridge Offering and the Bridge Notes is incorporated herein by reference.  The sale of the Bridge Notes was exempt from the registration requirements of the Securities Act of 1933 by virtue of Section 4(2) thereof and Regulation D and/or Regulation S promulgated thereunder, as transactions by an issuer not involving a public offering.  The purchasers of the securities represented their intention to acquire the Notes for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends were affixed to the certificates issued in such transactions.  All purchasers of the Notes represented and warranted, among other things, that they were accredited investors within the meaning of Regulation D and/or non-U.S. persons within the meaning of Regulation S, that they had the knowledge and experience in financial and business matters necessary to evaluate the merits and risks of an investment in the Notes and had the ability to bear the economic risks of the investment, and that they had adequate access to information about us.

Item 5.06	Change in Shell Company Status

As previously reported, on August 9, 2011, the Company had a closing of a private placement (the “Bridge Offering”) of $1,000,000 principal amount of its 8% Secured Convertible Promissory Notes (the “Bridge Notes”), and the net proceeds of the sale of the Bridge Notes was used by the Company to make a loan (the “Bridge Loan”) to Prism Corporation, an Oklahoma corporation (“Prism”), a privately held company active in the oil, gas and energy business in several states of the southern and western United States. The more detailed description of the Bridge Notes and the Bridge Loan contained in Item 1.01 of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 12, 2011, is incorporated herein by reference.

Prior to these transactions, the Company was a “shell company” (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended).  Management believes that the transactions described above have had the effect of causing the Company to cease to be a shell company as of August 9, 2011.  As of that date, the Company had assets primarily  consisting of a note payable in the principal amount of $1 million.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Max Cash Media, Inc.

Date: November 3, 2011	By:	/s/ Noah Levinson
Noah Levinson
Chief Executive Officer